AMENDMENT AND JOINDER TO SHARE PURCHASE AND INVESTORS RIGHTS AGREEMENTS

THIS AMENDMENT AND JOINDER TO SHARE PURCHASE AND INVESTORS RIGHTS AGREEMENTS (this "Amendment and Joinder") is made and entered into on July ___, 2017, by and among Eloxx Pharmaceuticals Ltd., a limited company registered under the laws of the State of Israel (the "Company"), the Investors under the Agreement (as defined below) and LSP V Coöperatieve U.A. ("LSP"). The Company, the Investors and LSP shall each be referred to hereinafter as a "Party" and collectively as the "Parties".

RECITALS:

WHEREAS, the Company and certain Investors entered into that Share Purchase Agreement dated as of May 22, 2017 (the "Agreement"), attached hereto as **Schedule A1**, as amended by (i) the Amendment and Joinder to Share Purchase Agreement dated May 24, 2017, attached hereto as **Schedule A2**; (ii) the Amendment to Share Purchase Agreement, dated May 28, 2017, attached hereto as **Schedule A3**; and the Joinder to Share Purchase and Investors Rights Agreements, dated June 21, 2017, attached hereto as **Schedule A4** (the "Third Amendment"); and in accordance with the terms set forth therein.

WHEREAS, under the terms of the Agreement, the Company has decided to raise capital for the Company in the aggregate amount of up to US$ 32,000,000 (such amount to exclude the conversion of certain loan amounts provided to the Company under the Loan Agreement between the Company and certain lenders);

WHEREAS, as of the date hereof, under the First Closing and the Deferred Closing consummated pursuant to the Third Amendment, the Investors have invested an aggregate amount of US$ 15,000,000 out of the US$ 16,000,000 attributed to the First Closing, and have committed to invest US$ 15,000,000 at the Second Closing, out of the US$ 16,000,000 attributed thereto;

WHEREAS, in order to enable the joining of LSP as an Investor under the Agreement with an aggregate investment amount of US$ 8,000,000, the Company has decided to extend the period for consummation of additional investments and increase the aggregate amount which may be raised under the Agreement by an additional US$ 6,000,000, which together with the US$ 2,000,000 currently available, brings the aggregate investment amount under the Agreement to US$ 38,000,000;

NOW, THEREFORE, The Parties hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Agreement.
2. This Amendment and Joinder shall become effective upon its execution by the Company and the Investors Majority in accordance with Section 7.3 of the Agreement. Other than as specifically amended hereby, the Agreement shall remain in full force and effect as originally constituted and is hereby ratified and affirmed by the Parties hereto.
3. Subject to the terms and conditions of the Agreement and this Amendment and Joinder, LSP will join as an Investor thereunder with an aggregate investment of US$ 8,000,000,

payable in two tranches as set forth below (the "LSP Transaction"). The number of Preferred C Shares to be purchased by LSP and the respective portion of the investment amount payable by LSP for such shares shall be as set forth in **Schedule B** attached hereto.

4. **First Closing of LSP Transaction**. The first tranche of the LSP Transaction shall take place at a closing (the "First LSP Closing") to be held remotely via the exchange of documents and signatures, or at the offices of Horn & Co., Amot Investments Tower, 2 Weizmann St., 24th Floor, Tel-Aviv 6423902, Israel, on August 3, 2017, at 11:00 a.m., local time, or at such other time or place as the Company and LSP shall mutually agree upon, subject to completion of the transactions set forth in Section 5 below.

5. **Deliveries and Transactions at the First LSP Closing**. At the First LSP Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

   5.1. The Company shall deliver to LSP the following documents or cause the following actions to be completed:

   5.1.1. Shareholders Resolutions. Duly executed resolutions of the shareholders of the Company, substantially in the form attached as **Schedule 5.1.1** hereto, pursuant to which the shareholders of the Company shall have adopted the Amended and Restated Articles of Association of the Company in the form attached hereto as **Schedule 5.1.1A** (the "Amended Articles") as of immediately prior to and through the First LSP Closing.

   5.1.2. Board Resolutions. Duly executed unanimous resolutions of the Company's Board, substantially in the form attached as **Schedule 5.1.2** hereto.

   5.1.3. Share Certificates. A validly executed share certificate, dated as of the First LSP Closing date, covering the shares issuable to LSP at the First LSP Closing.

   5.1.4. Shareholder Register. A copy, duly certified by an officer of the Company and dated as of the First LSP Closing date, of the Company's shareholders register, reflecting the registration by the Company of the issuance of the shares issuable to LSP at the First LSP Closing, in the form attached hereto as **Schedule 5.1.4**.

   5.1.5. Inspection Rights. A duly executed side letter, substantially in the form attached hereto as **Schedule 5.1.5.**

   5.2. Payment of Consideration. LSP shall cause the transfer to the Company of its portion of the First LSP Closing investment amount for the Preferred C Shares as set forth in **Schedule B** hereto, by wire transfer in accordance with the wire instructions set forth in **Schedule 5.2** attached hereto. Payment shall be made in US Dollars.

   5.3. Amendment to Merger Agreement. An Amendment to Merger Agreement in substantially the form attached hereto as Schedule 5.3 shall have been duly executed by all parties thereto.

6. **Second Closing of LSP Transaction.** With respect to LSP's second tranche investment, the following special provisions shall apply. In the event that the Second Closing is consummated as a direct investment in the Company in accordance with the provisions of Section 2.3 of the Agreement, LSP shall invest its Second Closing Amount together with, and under similar terms as, all other Investors, in accordance with the provisions of Section 2.3 of the Agreement. However, in the event that the Investors invest their Second Closing Amount in Sevion in accordance with the provisions of Section 1.2 of the Agreement, then immediately prior to the consummation of the closing of the Sevion Investment Agreement, LSP shall invest its Second Closing Amount in the Company, in consideration for 276,002 Preferred C Shares of the Company, reflecting a price per share of 14.4926 ("LSP Second Closing Shares"), which LSP Second Closing Shares shall be immediately converted into 26,666,666 shares of Sevion upon the consummation of the merger contemplated under the Merger Agreement.

7. Section 6.2, sub-section (b), to the Share Purchase Agreement shall be amended effective as of the First LSP Closing, such that LSP shall be entitled to share all of the information with its limited partners.

8. Section 7.7 to the Share Purchase Agreement shall be amended effective as of the First LSP Closing, such that the maximum amount of transaction expenses to be incurred by the Company shall be increased to US$ 71,440 plus V.A.T for all Investors together, such that up to US$ 15,000 shall be due to LSP as expenses incurred by LSP concerning the execution and closing of the transactions hereby, as evidenced by appropriate invoices.

9. LSP hereby joins in and agrees to be fully bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement and, effective as of the First LSP Closing contemplated hereunder, the Amended and Restated Investors Rights Agreement (the "IRA"), and shall be deemed an Investor (as such term is defined in the Agreement and IRA) for all purposes of the Agreement and the IRA, as of the First LSP Closing. The shares purchased by LSP pursuant hereto are and shall be subject to all of the rights, obligations, and restrictions described in the Articles of Association of the Company, the Agreement, the IRA and any applicable ancillary documents. Simultaneously with the execution hereof, LSP shall execute any applicable schedule executed by the other Investors under the Agreement.

10. The execution by LSP of this Amendment and Joinder shall constitute, for all intents and purposes (except as specifically stated otherwise herein), its execution of the Agreement and the IRA, including without limitation for the purpose of the representations and warranties of the Investors in Section 4 to the Agreement.

11. An updated Schedule A to the Agreement assuming the consummation of the LSP Transaction as contemplated hereunder is attached hereto as **Schedule C**.

12. Updated capitalization tables assuming the consummation of the LSP Transaction as contemplated hereunder are attached hereto as **Schedule D1** and **Schedule D2.**

13. In the event of contradiction between any provision of the Agreement and this Amendment and Joinder, this Amendment and Joinder shall prevail.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment and Joinder to Share Purchase and Investors Rights Agreements as of the date first written above.

LSP V Coöperatieve U.A.

By: ______________

Title: ______________

Eloxx Pharmaceuticals Ltd.

By: ______________

Title: ______________

Pontifax (Israel) III L.P.

By: ______________

Title: ______________

Pontifax (Cayman) III L.P.

By: ______________

Title: ______________

Technion Investment Opportunities Fund L.P.

TECHNION INVESTMENT OPPORTUNITIES FUND LIMITED PARTNERSHIP TECHNION CITY HAIFA 32000

By: Wayne Kaplan / Benjamin Soffer

Title: Authorized Signatories

Pontifax (Cayman) IV L.P.

By: ______________

Title: ______________

Pontifax (Israel) IV L.P.

By: ______________

Title: ______________

Pontifax (China) IV L.P.

By: ______________

Title: ______________

Frost Gamma Investments Trust

By: ______________

Title: ______________

OPKO Health, Inc.

By: ______________

Title: ______________

Catalyst CEL Fund, L.P.

By: ______________

Title: ______________

CEL CATALYST China Israel Fund L.P.

By: ________________

Title: ________________

SBI JI Innovation Fund L.P

By: ________________

Title: ________________

Global Health Science Fund I, L.P

Signed for and on behalf of GHS Partners Limited,
acting as the general partner of GHS Partnership L.P .
being the general partner of Global Health Science Fund I, L.P.

By: ________________

Title: ________________

Medison Biomed Ltd.

By: ________________

Title: ________________

DSC Follow-on Fund for Growth Ladder

By: Gunsoo Yoon

Title: CEO

Korea Investment Partners Co., Ltd.

By: ________________

Title: ________________

KIP Venture No.15-3 Fund

By: ________________

Title: ________________

KIP Venture No.15-5 Fund

By: ________________

Title: ________________

Elad Cohen

Yoav Shenhav

Gilad Shabtai

Saad Laoui

CEL CATALYST China Israel Fund L.P.

By: ________________

Title: ________________

SBI JI Innovation Fund L.P

By: ________________

Title: ________________

Global Health Science Fund I, L.P

Signed for and on behalf of GHS Partners Limited,
acting as the general partner of GHS Partnership L.P .
being the general partner of Global Health Science Fund I, L.P.

By: ________________

Title: ________________

Medison Biomed Ltd.

By: ________________

Title: ________________

DSC Follow-on Fund for Growth Ladder

By: ________________

Title: ________________

Korea Investment Partners Co., Ltd.

By: ________________

Title: CEO

Yer Hyun Baek

KIP Venture No.15-3 Fund

By: ________________

Title: CEO

Yer Hyun Baek

KIP Venture No.15-5 Fund

By: ________________

Title: CEO

Yer Hyun Baek

____

Elad Cohen

____

Yoav Shenhav

____

Gilad Shabtai

____

Saad Laoui

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment and Joinder to Share Purchase and Investors Rights Agreements as of the date first written above.

LSP V Coöperatieve U.A.

By: ______________

Title: ______________

Eloxx Pharmaceuticals Ltd.

By: ______________

Title: ______________

Pontifax (Cayman) III L.P.

By: ______________

Title: ______________

Pontifax (Cayman) IV L.P.

By: ______________

Title: ______________

Pontifax (China) IV L.P.

By: ______________

Title: ______________

OPKO Health, Inc.

By: ______________

Title: ______________

Pontifax (Israel) III L.P.

By: ______________

Title: ______________

Technion Investment Opportunities Fund L.P

By: ______________

Title: ______________

Pontifax (Israel) IV L.P.

By: ______________

Title: ______________

[signature]

Frost Gamma Investments Trust

By: Phillip Frost, M.D

Title: Trustee

Catalyst CEL Fund, L.P.

By: ______________

Title: ______________

CEL CATALYST China Israel Fund L.P.

By: ________________

Title: ________________

SBI JI Innovation Fund L.P

By: ________________

Title: ________________

Global Health Science Fund I, L.P

Signed for and on behalf of GHS Partners Limited,
acting as the general partner of GHS Partnership L.P .
being the general partner of Global Health Science Fund I, L.P.

By: ________________

Title: ________________

Medison Biomed Ltd.

By: ________________

Title: ________________

DSC Follow-on Fund for Growth Ladder

By: ________________

Title: ________________

Korea Investment Partners Co., Ltd.

By: ________________

Title: ________________

KIP Venture No.15-3 Fund

By: ________________

Title: ________________

KIP Venture No.15-5 Fund

By: ________________

Title: ________________

Elad Cohen

Yoav Shenhav

Gilad Shabtai

20/07/17

Saad Laoui

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment and Joinder to Share Purchase and Investors Rights Agreements as of the date first written above.

LSP V Coöperatieve U.A.

By: ________________

Title: ________________

Eloxx Pharmaceuticals Ltd.

By: SILVIA NOIMAN

Title: CEO

Pontifax (Israel) III L.P.

By: ________________

Title: ________________

Pontifax (Cayman) III L.P.

By: ________________

Title: ________________

Technion Investment Opportunities Fund L.P

By: ________________

Title: ________________

Pontifax (Cayman) IV L.P.

By: ________________

Title: ________________

Pontifax (Israel) IV L.P.

By: ________________

Title: ________________

Pontifax (China) IV L.P.

By: ________________

Title: ________________

Frost Gamma Investments Trust

By: ________________

Title: ________________

OPKO Health, Inc.

By: ________________

Title: ________________

Catalyst CEL Fund, L.P.

By: ________________

Title: ________________

CEL CATALYST China Israel Fund L.P.
By: _______________
Title: _______________

SBI JI Innovation Fund L.P
By: _______________
Title: _______________

Global Health Science Fund I, L.P
Signed for and on behalf of GHS Partners Limited,
acting as the general partner of GHS Partnership L.P .
being the general partner of Global Health Science Fund I, L.P.
By: KARIMAH ESSABAR
Title: DIRECTOR

Medison Biomed Ltd.
By: _______________
Title: _______________

DSC Follow-on Fund for Growth Ladder
By: _______________
Title: _______________

Korea Investment Partners Co., Ltd.
By: _______________
Title: _______________

KIP Venture No.15-3 Fund
By: _______________
Title: _______________

KIP Venture No.15-5 Fund
By: _______________
Title: _______________

Elad Cohen

Yoav Shenhav

Gilad Shabtai

Saad Laoui

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment and Joinder to Share Purchase and Investors Rights Agreements as of the date first written above.

LSP V Coöperatieve U.A.

By: Managing partners

Title: M. Kleijwegt, R. Kuijten

Eloxx Pharmaceuticals Ltd.

By: Silvia Noiman

Title: CEO

Pontifax (Israel) III L.P.

By: __________

Title: __________

Pontifax (Cayman) III L.P.

By: __________

Title: __________

Technion Investment Opportunities Fund L.P

By: __________

Title: __________

Pontifax (Cayman) IV L.P.

By: __________

Title: __________

Pontifax (Israel) IV L.P.

By: __________

Title: __________

Pontifax (China) IV L.P.

By: __________

Title: __________

Frost Gamma Investments Trust

By: __________

Title: __________

OPKO Health, Inc.

By: __________

Title: __________

Catalyst CEL Fund, L.P.

By: __________

Title: __________

CEL CATALYST China Israel Fund L.P.

By: __________

SBI JI Innovation Fund L.P

By: __________

Execution Copy

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 22, 2017, by and among Eloxx Pharmaceuticals Ltd., a limited liability company, registered under the laws of the State of Israel (the "Company"), Pontifax (Cayman) III Limited Partnership and Pontifax (Israel) III Limited Partnership (collectively, "Pontifax"), Frost Gamma Investments Trust. ("Frost"), Mr. Barry Honig ("Honig"), and additional investors as specified in Schedule A of this Agreement. Each of Pontifax, Frost, Honig and the additional investors shall be referred hereinafter as "Investor" and collectively, the "Investors").

RECITALS:

WHEREAS, the Company has decided to raise additional capital for the Company in the aggregate amount of up to $34,500,000, such amount to include the potential investment in a Deferred Closing and the outstanding amounts under the Loan Agreement to be converted as set forth below (the "Investment Amount"), by means of issuance of Series C Shares of par value NIS 0.01 each (the "Preferred C Shares"); and

WHEREAS, each of the Investors desires to purchase Preferred C Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Preferred C Shares to the Investors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Sell and Purchase Preferred C Shares.

1.1 Issue and Purchase of Shares at the Closing. Subject to the terms and conditions hereof, at the First Closing (as defined below), the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate number of up to 793,561 Preferred C Shares, at a price per Preferred C Share of $15.1217 (the "PPS"). The number of Preferred C Shares to be purchased by each Investor and the respective portion of the investment amount payable by such Investor for such shares, shall be as set forth in Schedule A attached hereto. Concurrently with the execution and delivery of this Agreement, the Company is offering all of its shareholders to participate in the provision of the Investment Amount in accordance with the provisions of the Articles of Association.In the event that any shareholder exercises its participation rights pursuant to such offering by the Company, then such shareholder shall become a party to this Agreement as an Investor hereunder by executing and delivering a counterpart signature page with the Company (whereupon his name and Investment Amount shall be added by the Company to Schedule A hereto), and the initial Investors' aggregate commitment as set forth in Schedule A shall proportionally decrease in order to allow for such participation, unless (i).the Company and the Investors Majority (as

defined below) shall agree otherwise or (ii) an Investor's investment shall decrease to 80% or less than the amount set forth in Schedule A, in which case such Investor shall not be obligated to invest at Closing. The updated Schedule A, if applicable, shall be provided to all Investors immediately prior to the First Closing.

The PPS was calculated based on a Company's pre-money valuation of US$ 36,000,000 on a Fully Diluted As-Converted Basis as of the date of this Agreement. For the purposes hereof, the term "Fully-Diluted As Converted Basis" shall mean, the Company's share capital on a fully diluted as-converted basis, including all shares (whether ordinary shares, preferred shares, or otherwise) which are issued as of the date of applicable calculation, as well as all shares issuable assuming the exercise, conversion or exchange into shares of all warrants, options, notes, debentures, or other rights, securities, agreements or other commitments which by their terms are exchangeable, exercisable or convertible (taking into account anti-dilution or other similar rights), directly or indirectly, for or into share capital of the Company, whether or not vested, and whether outstanding, promised or contingent (collectively, "Securities") (with such Securities being calculated on an as-exercised, as-converted and as-exchangeable basis), as of the time of the applicable calculation, provided however that for the purpose of calculating the PPS the term Fully-Diluted As Converted Basis shall not include: (i) 390,300 unexercised options reserved under Share Option Plan, (ii) the Loan Conversion Shares, (iii) a warrant dated October 27, 2013, for the purchase of 12,897 Ordinary Shares, (iv) warrants for the purchase of 911,477 Preferred B-1 Shares (v) warrants for the purchase of 117,616 Preferred B-2 Shares, and (vi) finder warrants as further detailed in Schedule 7.8 to the Disclosure Schedule, which may be due in connection with the transactions contemplated hereunder ((i) to (iii) collectively, the "Current Warrants").

1.2 Investment in Sevion; Second Closing. A portion of the Investment Amount as set forth in Schedule A (the "Second Closing Amount") is intended to be invested by the Investors in Sevion Therapeutics, Inc. ("Sevion") under the terms of the Sevion Investment Agreement (as defined below). If the closing of the Sevion Investment Agreement does not take place by September 30th, 2017, then each Investor shall invest its respective portion of the Second Closing Amount in the Company, at the Second Closing (as defined below), in consideration for Preferred C Shares at a price per share equal to the PPS. The Investors' commitment to invest at the Second Closing shall be satisfied in full upon and subject to the investment of the Second Closing Amount in Sevion pursuant to the Sevion Investment Agreement.

1.3 Failure to Invest. In the event that, for any reason, any Investor fails to pay to the Company by the Second Closing date, or to Sevion at the closing of the Sevion Investment Agreement, as applicable, its respective portion of the Second Closing Amount (the "Defaulting Investor"), and such Defaulting Investor fails to cure such breach within seven (7) days of written notice thereof from the Company (a "Failure to Invest"), then, without derogating from any available remedy for such Failure to Invest, the following shall occur automatically with no further action or consent or waiver by such Defaulting Investor: (i) neither the Company nor Sevion shall issue to such Defaulting Investor its respective securities, and (ii) all of the Preferred C Shares purchased by such Defaulting Investor at the First Closing shall be, at the election of the Company, forfeited or automatically converted into Deferred Shares, entitling their holder only to receive their paid up par value upon liquidation of the Company, and having no other voting, liquidation, dividend or any other rights whatsoever.

1.4 Conversion of Loan. In addition, at the First Closing, the Company shall issue and sell to the lenders set forth in Schedule A (the "Lenders"), an aggregate of 165,327 Preferred C Shares (collectively, the "Loan Conversion Shares" and together with the Preferred C Shares purchased at the First, Second and, if applicable, Deferred Closings, the "Purchased Shares"), as conversion of the aggregate amount outstanding under the Convertible Loan Agreement, dated January 26, 2017 (the "Loan Agreement"), and as satisfaction in full of all obligations of the Company towards such Lenders pursuant to the Loan Agreement or otherwise in connection with the convertible loan provided thereunder. The number of Loan Conversion Shares to be issued to each such lender shall be as set forth in Schedule A attached hereto, reflecting a conversion price per share equal to the PPS, after Lenders have waived their right to the discount and accrued interest, in accordance with the Loan Agreement. At the First Closing, upon issuance of the Loan Conversion Shares in accordance with this Agreement, the Loan Agreement shall terminate and expire and be of no force and effect (without any provisions thereof surviving such termination, notwithstanding anything to the contrary contained therein), and the Lenders shall have no rights, claims or demands whatsoever in respect and under thereof, including without limitation the right to receive any interest, or premium whatsoever on the principal amount or any other amount outstanding under the Loan Agreement, and all lenders shall be deemed "Investors" hereunder for all intents and purposes regardless of whether such lender is a party to this Agreement.

1.5 Use of Proceeds. The proceeds of the sale of the Preferred C Shares will not be used for the repayment of any loans, obligations, or liabilities incurred prior to the First Closing, if any. The Company will use the proceeds of the sale of the Preferred C Shares in accordance with the Budget previously approved by the Company's Board of Directors (the "Board") attached hereto as Schedule 1.5, subject to the assumptions therein as amended from time to time with the approval of the Board.

2. Closing, Delivery and Payment.

2.1 First Closing. The closing of the transactions contemplated in Sections 1.1 and 1.4 above, will take place at a closing (the "First Closing") to be held remotely via the exchange of documents and signatures, or at the offices of Horn & Co., Amot Investments Tower, 2 Weizmann St., 24th Floor, Tel-Aviv 6423902, Israel, on May 31, 2017, at 11:00 a.m., local time, or at such other time or place as the Company and the Investors investing a majority of the Investment Amount (the "Investors Majority") shall mutually agree upon, subject to completion of the transactions set forth in Section 2.2 below and satisfaction (or waiver by the relevant party) of the conditions set forth in Sections 2.6 and 2.7 below. Notwithstanding the foregoing, if the First Closing does not take place within thirty (30) days following the execution hereof, each of the parties hereof, to the extent not in breach of its obligations hereunder, shall be entitled to terminate this Agreement without derogating from any rights and remedies to which such party may be entitled under law.

2.2 Deliveries and Transactions at the First Closing. At the First Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investors the following documents or cause the following actions to be completed:

(i) Shareholders Resolutions. Duly executed resolutions of the shareholders of the Company, substantially in the form attached as Schedule 2.2(a)(i) hereto, pursuant to which the shareholders of the Company shall have approved all transactions contemplated hereby and taken all corporate actions related to such transactions, and adopted the Amended and Restated Articles of Association of the Company in the form attached hereto as Schedule 2.2(a)(i)A (the "Amended Articles") as of immediately prior to and through the First Closing; together with duly completed notices of such resolutions in form and substance ready for filing immediately after the First Closing with the Israeli Registrar of Companies, which notices shall be accompanied by an Hebrew translation of the Amended Articles.

(ii) Board Resolutions. Duly executed resolutions of the Company's Board, adopted by a unanimous written resolution, substantially in the form attached as Schedule 2.2(a)(ii) hereto; together with duly completed notices of such resolutions in form and substance ready for filing immediately after the First Closing with the Israeli Registrar of Companies.

(iii) Share Certificates. Validly executed share certificates, dated as of the First Closing date, covering the Purchased Shares issuable at the First Closing.

(iv) Shareholder Register. A copy, duly certified by an officer of the Company and dated as of the First Closing date, of the Company's shareholders register, reflecting the registration by the Company of the issuance of the Purchased Shares issuable at the First Closing to the Investors, in the form attached hereto as Schedule 2.2(a)(iv).

(v) Shareholders Waivers. Validly executed waivers by all existing shareholders of the Company and by any other applicable third party, with respect to any preemptive rights, first refusal rights, anti-dilution rights or similar rights such shareholders or third parties hold in connection with the transactions contemplated herein, pursuant to the governing documents of the Company effective immediately prior to the adoption of the Amended Articles or any applicable law or agreement, or evidence satisfactory to the Investors that such rights have lapsed or have been exercised.

(vi) Compliance Certificate. A certificate, duly executed by the CEO of the Company, dated as of the First Closing, in the form attached hereto as Schedule 2.2(a)(vi).

(vii) Legal Opinion. An opinion of legal counsel to the Company dated as of the First Closing, in the form attached hereto as Schedule 2.2(a)(vii).

(viii) Warrants Waivers. Validly executed waivers to the Current Warrants held by Pontifax, Gilad Shabtai, Technion Research and Development Foundation Ltd. and Technion Investment Opportunities Fund L.P, in the form attached hereto as Schedule 2.2(a)(viii), providing for the waiver of anti-dilution rights and expiration of such Current Warrants upon the earlier of (x) September 30th, 2017 or (y) the closing of any consolidation, merger or reorganization of the Company with or into, or a sale or acquisition of all or substantially all of the Company's assets and/or rights over assets including, without limitation, by way of exclusive licensing or sub-licensing or issued and outstanding share capital to or by, any other entity or person. In addition, Ronen Juster shall have executed a similar anti-dilution waiver with respect warrants held by him.

(b) Payment of Consideration. Each Investor shall cause the transfer to the

Company of its respective portion of the First Closing investment amount for the Preferred C Shares as set forth opposite the name of such Investor in Schedule A hereto, by wire transfer in accordance with the wire instructions set forth in Schedule 2.2(b). Payment by each Investor of the respective investment shall be made in US Dollars.

(c) Investors Rights Agreement. The Company and the Investors shall execute and deliver the Amended and Restated Investors Rights Agreement attached hereto as Schedule 2.2(c) ("Investors Rights Agreement").

(d) Merger Agreement. The Merger Agreement in substantially the form attached hereto as Schedule 2.2(d) ("Merger Agreement") shall have been duly executed by all parties thereto.

(e) Sevion Investment Agreement. The Investment Agreement in substantially the form attached hereto as Schedule 2.2(e) (the "Sevion Investment Agreement") shall have been duly executed by all parties thereto.

2.3 Second Closing. The closing of the transactions contemplated in Section 1.2 above, will take place at a closing (the "Second Closing") to be held remotely via the exchange of documents and signatures, or at the offices of Horn & Co., Amot Investments Tower, 2 Weizmann St., 24th Floor, Tel-Aviv 6423902, Israel, on October 9th, 2017, in the event that the closing of the Sevion Investment Agreement did not take place by September 30th, 2017, subject to completion of the transactions set forth in Section 2.4 below and satisfaction (or waiver by the relevant party) of the conditions set forth in Sections 2.6 and 2.7 below, at 11:00 a.m., local time, or at such other time or place as the Company and the Investors Majority shall mutually agree upon. Notwithstanding the foregoing, in the event of consummation of a Deemed Liquidation (as defined in the Amended Articles) of the Company prior to September 30th, 2017, the Investors shall have the right to invest their respective Second Closing investment amounts and consummate the Second Closing prior to, and contingent upon consummation of, such Deemed Liquidation. The Company shall provide all Investors with written notice of such contemplated Deemed Liquidation not later than 10 days prior to the closing thereof.

2.4 Deliveries and Transactions at the Second Closing. At the Second Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investors the following documents or cause the following actions to be completed:

(i) Share Certificates. Validly executed share certificates, dated as of the Second Closing date, covering the Purchased Shares issuable at the Second Closing.

(ii) Shareholder Register. A copy, duly certified by an officer of the Company and dated as of the Second Closing date, of the Company's shareholders register, reflecting the registration by the Company of the issuance of the Purchased Shares

issuable at the Second Closing to the Investors, in the form attached hereto as Schedule 2.2(a)(iv).

(b) Payment of Consideration. Each Investor shall cause the transfer to the Company of its respective portion of the Second Closing investment amount for the Preferred C Shares as set forth opposite the name of such Investor in Schedule A hereto, by wire transfer in accordance with the wire instructions set forth in Schedule 2.2(b). Payment by each Investor of the respective investment shall be made in US Dollars.

2.5 Deferred Closing. Following the First Closing and until June 29, 2017, the Company may issue and allot up to 529,041 Preferred C Shares (the "Additional Shares") to additional investor(s) approved by the Company's Board of Directors ("Deferred Closing Investor(s)"), in consideration for the payment to the Company by such Deferred Closing Investor(s) of the PPS for each Additional Share purchased thereby and for an aggregate payment to the Company of up to US$ 8,000,000, subject to the proportional adjustment on account of participation by current shareholders as set forth in Section 1.1 (the "Additional Investment Amount"), on the same terms and conditions as set forth herein (the "Deferred Closing" and together with the First and Second Closings, each a "Closing"), such that half of the Additional Investment Amount will be invested and half of the Additional Shares will be issued at the Deferred Closing and the other half at the Second Closings in accordance with the terms hereof. Each Deferred Closing Investor shall be required to execute a joinder to this Agreement, the Investors Rights Agreement or any other applicable schedule executed by the other Investors hereunder. Immediately upon receipt from each Deferred Closing Investor of (a) a duly executed joinder to this Agreement and ancillary documents, and (b) payment of the Additional Investment Amount for the Additional Shares purchased at the Deferred Closing, the Company will issue and allot the Additional Shares to the Deferred Closing Investor, the name, address and number of Additional Shares issued to each Deferred Closing Investor shall be added to Schedule A attached hereto and the Company shall deliver to the Deferred Closing Investor validly executed share certificates covering the Additional Shares issued in the name of such Deferred Closing Investor. By execution of this Agreement the Investors hereby acknowledge and consent the consummation of the Deferred Closing, subject to its terms as set forth above and hereby waive any and all rights of preemption, participation, first offer, and notice thereof, or any other similar right that they may have or had in connection with the issuance of the Additional Shares under the Amended Articles.

2.6 Conditions of Investors to Closing. The obligations of each Investor to purchase the respective Preferred C Shares to be purchased by such Investor hereunder at the applicable Closing and to transfer to the Company the respective portion of the Investment Amount payable at the applicable Closing by such Investor for such Preferred C Shares, are subject to the fulfillment at or before the applicable Closing of the following relevant conditions precedent (to the extent indicated below), any one or more of which may be waived in whole or in part by the Investors Majority.

(a) Representations and Warranties. As a condition to the First Closing only, the representations and warranties made by the Company in this Agreement shall have been true and correct as if made on the First Closing date.

(b) R&D Company. Confirmation by the Company, accompanied by the opinion of Company's auditors, that the Company is an "R&D Company" as such term is

defined in the invitation to participate in the program for the encouragement of investments by Israeli institutional investors in the Hi-Tech industry published by the Israeli Ministry of Finance on January 2, 2011 as amended by Amendment No. 1 dated March 30, 2011, Amendment No. 2 dated July 17, 2011, Amendment No. 3 dated November 15, 2011 and Amendment No. 4 dated February 7, 2012. This condition may be waived by Pontifax at its sole discretion.

(c) D&O Insurance. A directors and officers liability insurance policy procured by the Company for the members of the Board and officers in a coverage amount of no less than US$ 3,000,000.

(d) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the applicable Closing, shall have been performed or complied with by the Company prior to or at the applicable Closing.

(e) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the respective securities to each Investor at the applicable Closing.

(f) Delivery of Documents. All of the documents to be delivered by the Company at the applicable Closing pursuant to this Section 2 shall have been delivered to the Investors. All other applicable actions and transactions set forth in this Section 2 shall have been completed on or prior to the applicable Closing.

(g) Minimum Investment Amount. As a condition to the First and Second Closing only, the aggregate Investment Amount transferred to the Company at the applicable Closing shall not be less than US$ 10,000,000.

2.7 Conditions of the Company to Closing. The Company's obligations to sell and issue to each Investor the respective Preferred C Shares at the applicable Closing, are subject to the fulfillment at or before the Closing of the conditions that (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by such Investor at or prior to the applicable Closing, shall have been performed or complied with by such Investor prior to or at the applicable Closing, and (b) the representations and warranties made by such Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the First Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company, and (c) such Investor shall have paid to the Company its portion of the Investment Amount for the Preferred C Shares issued and sold to such Investor hereunder at the applicable Closing, in immediately available funds, in accordance with Sections 2.2(b).

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions attached as Schedule 3 to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete on the date hereof and as of the date of the First Closing, except as otherwise indicated. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Schedule of Exceptions shall not qualify other sections and subsections in this Section 3. For

purposes of the representations and warranties in this Section 3, except where the context suggests otherwise unless otherwise stated therein), the term "Company" shall be deemed to include or reference (as applicable) any subsidiaries of the Company.

3.1 Organization, Good Standing and Qualification.

(a) The Company is a private company duly organized, validly existing under the laws of the state of Israel. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements (as defined below), to consummate the transactions and perform its obligations contemplated hereby and thereby, to issue and sell the Preferred C Shares, to carry out the provisions of this Agreement and all other agreements and instruments contemplated hereby or which are ancillary hereto (collectively, the "Related Agreements") and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified and (where applicable) in good standing in all jurisdictions in which a failure to so qualify would have a material adverse effect on the Company's business or properties. The Company has not taken any action or failed to take any action, which action or failure could preclude or prevent the Company from conducting its business after the First Closing as presently conducted and as currently proposed to be conducted. (i) No order has been made or petition presented or resolution passed for the liquidation or reorganization of the Company, nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession; (ii) no steps have been taken for the appointment of an administrator, trustee or receiver of any part of the Company's business; (iii) no creditor has exercised its rights with respect to Liens (as defined below) in any of Company's assets and there are no circumstances likely to cause such an action to occur; and (iv) the Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

(b) The Company is not in violation or default (i) under its Governing Documents (as defined below), (ii) in any material respect under any provision of any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which they or any of its respective property is bound or affected, or (iii) in any material respect with respect to any provision of any relevant law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any relevant court or decision of any relevant governmental department, commission, board, bureau, agency or instrumentality, whether domestic or foreign. To the best of the Company's knowledge, no third party is in default in any material respect under any agreement, contract or other instrument or document to which the Company is a party or by which it or any of its respective property is affected. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator. For the purpose hereof, "Governing Documents" shall mean, as applicable, Articles of Association, operating agreement, Founders Agreement, Investors Rights Agreement and/or any other similar governing document.

(c) The minute books of the Company contain a complete summary of all meetings of, and all actions by unanimous written resolutions without a meeting by, the directors (including any committee of the Board) and shareholders since the time of incorporation of the Company until the date hereof, and accurately reflect all actions by the directors (and any committee of the Board) and shareholders of the Company with respect to all transactions referred to in such minutes and resolutions.

3.2 Subsidiaries. The Company does not own or control or has the right to acquire (absolute or contingent), or ever had owned, controlled or has the right to acquire, directly or indirectly, any equity security or other interest of or in any other corporation, limited partnership or other business entity. The Company is not, has not been, nor has the right to become, a participant in any joint venture, partnership or similar arrangement. The Company has not agreed and is not obligated to make, nor or is it bound by any contract under which it may become obligated to make, any material future investment in or material capital contribution to any other entity.

3.3 Capitalization.

(a) Immediately prior to the First Closing, the registered share capital of the Company consists of (i) 3,500,000 Ordinary Shares, of which 842,500 are issued and outstanding, (i) 1,000,000 Series A Preferred Shares, of which 472,500 are issued and outstanding, (iii) 2,000,000 Series B-1 Preferred Shares, of which 1,057,814 are issued and outstanding; and 911,478 were granted as warrants to purchase Preferred B-1 Shares of which none was exercised, and (iv) 1,000,000 Series B-2 Preferred Shares, of which 117,616 were granted as warrants, of which none was exercised, and (v) 2,500,000 Series C Preferred Shares, of which none are issued and outstanding. Schedule 3.3(a) sets forth a Capitalization Table of the Company on a pre and post-closing, Fully-Diluted As Converted Basis (as such terms are defined in the Amended Articles).

(b) No employee, officer, director or consultant has options or any other securities that provide for accelerated vesting or extended exercise period (beyond the exercise period generally applicable to all options under the Company's share option/incentive plans and arrangements), upon a change of control transaction or termination of employment or service or any other event. All shares of the Company underlying outstanding options are subject to (i) a right of first refusal in favor of the Company's shareholders upon any proposed transfer (other than permitted transfers as set forth in the Amended Articles); and (ii) a repurchase right in favor of the Company upon termination of the employment or relationship of any employee, officer, director or consultant with the Company or a vesting mechanism. The Company has not adjusted or amended the exercise price of any options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

(c) Except as set forth in the Capitalization Table: (i) there are no outstanding nor promised options, warrants, securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for equity securities of the Company, rights (including conversion, anti-dilution, exchange or preemptive rights, rights of first refusal, share appreciation, profit sharing, phantom share rights, or any similar rights), proxy, voting, transfer restriction or shareholder agreements, or agreements of any kind, or claims, undertakings or promises of any nature whatsoever, orally or in writing, for the purchase, receipt or acquisition from the Company or, to the knowledge of the Company, from any other party, of any of its securities.

(d) Except as set forth in the Investors Rights Agreement, the Company is not under any obligation, nor has it granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no shareholder of the Company has entered into any agreement with respect to the voting or transfer of securities of the Company.

(e) All issued and outstanding securities of the Company (i) have been duly authorized and validly issued and (solely in respect of shares) are fully paid and nonassessable (ii) are free and clear of any Third Party Rights (as defined below), other than as set forth in the Amended Articles, and (iii) were issued in accordance with all applicable laws and in compliance with all preemptive, first refusal, subscription or similar rights.

(f) The rights, preferences and privileges of all of the Company's shares are as stated in the Amended Articles and Investors Rights Agreement.

(g) When issued in compliance with the provisions of this Agreement, the Preferred C Shares, purchased hereunder, will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable laws; (iii) will be free of any mortgage, pledge, lien, hypothecation, claim, royalty obligations, conditional sale agreement, security agreement, encumbrance or other charge (collectively, "Liens"), loans, options and third party rights, claims, restrictions or interests of any kind, contractual or otherwise, restrictions on transfer, preemptive or similar rights (collectively with the Liens – "Third Party Rights"), other than as set forth in this Agreement, the Amended Articles or the Investors Rights Agreement.

3.4 Authorization; Binding Obligations. All corporate action on the part of each of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the applicable Closing and the authorization, sale, issuance and delivery of the Preferred C Shares has been taken. This Agreement has been and the Related Agreements will be, when executed and delivered at the applicable Closing, duly executed and delivered by the Company and constitute or, in the case of the Related Agreements, will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.5 Consents; Grants. Schedule 3.5(A) includes a true and complete list and details of all grants, loans, tax relief or other benefits received by the Company from the State of Israel or any agency thereof (including without limitation, the OCS), or from any non-Israeli governmental or administrative agency, or from any third party (collectively, "Grants and Benefits"). The Company is and has always been in compliance with all respective provisions, terms and conditions applicable to such Grants and Benefits, including, inter alia, the filing of all reports and requests, and the application for and obtainment of all consents and approvals, required to be filed, applied for or obtained, as applicable, under any of the foregoing or under any applicable law, statute, regulation or otherwise in connection with any transactions consummated by the Company at any time prior to the date hereof. Except as set forth in Schedule 3.5(B), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or any of the other Related Agreement, and the consummation of the transactions contemplated by this Agreement.

3.6 Liabilities. Except as set forth in Schedule 3.6, the Company has not nor is it subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, in excess of US$ 50,000 per liability.

3.7 Agreements

(a) Schedule 3.7 sets forth a list of all material agreements of the Company. Other than as set forth in Schedule 3.7, there are no agreements, understandings, arrangements or other commitments, written or oral, to which the Company is a party or by which it is bound, (i) that are terminable without the consent of the Company, or (ii) that involve or may involve (A) obligations (contingent or otherwise) of the Company, or payments to the Company in each case in excess of $15,000, or (B) the license of any Intellectual Property (as defined in Section 3.13) by the Company to any third party or by a third party to the Company, (C) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, (D) indemnification by the Company with respect to infringement of proprietary rights or product warranty, or (E) any other agreement, understanding or instrument to which the Company is a party or by which it is bound that is material to the Company. The Company is not and has never been a party to, as a contractor or subcontractor, and is not making and has never made, any bid or proposal with respect to, any government contract.

(b) Each agreement, understanding, arrangement or other commitment which is required to be set forth in Schedule 3.7 (each, a "Material Contract"), is in full force and effect against the Company, and is a valid, binding and enforceable obligation of the Company, and, to the Company's knowledge, of the other parties thereto, in each case in accordance with its terms.

(c) Neither the Company nor any other party is in violation or default under any Material Contract and no event has occurred which with notice, lapse of time or both would constitute a violation or default thereunder. The Company has not received any notice that the other parties to a Material Contract intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The execution, delivery, and performance of this Agreement and the Related Agreements by the Company, and the sale, issuance and delivery of the Preferred C Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Material Contract.

3.8 Obligations to Related Parties. The Company has no obligations to executive officers, directors, shareholders or employees of the Company other than as set forth in the respective employment agreement of such person as further referred to in Section 3.16 below. None of the executive officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent of such company) which may compete with the Company. No executive officer or director or member of their immediate families or, to the Company's knowledge, any shareholder, is directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.9 No Conflicts. The execution and delivery of this Agreement and the Related Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Company's Governing Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of

termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, (c) result in any Lien on assets or on property of the Company, or (d) result in a violation of any Law to which the Company is subject (including securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are or are expected to be subject, or by which any property or asset of the Company is bound or affected.

3.10 Financial Statements. The Company's audited consolidated financial statements as of December 31, 2016 (the "Audited Statements") and balance sheet for 2016 are attached hereto as Schedule 3.10 (collectively, the "Financial Statements"). The Audited Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Audited Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements and Schedule 3.10, the Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2016 in an amount not to exceed $50,000 per liability, and (ii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Audited Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.11 Changes. Since December 31, 2016, there has not been:

(a) Any event that has had or could reasonably be expected to have a material adverse effect on the Company;

(b) Any resignation or termination of any executive officer, key employee or group of employees of the Company;

(c) Any damage, destruction or loss, whether or not covered by insurance, with respect to the properties and assets of the Company;

(d) Any waiver or compromise by the Company of a right or of a debt owed to it;

(e) Any loans made by the Company to any shareholder, employee, executive officer or director of the Company , other than advances made in the ordinary course of business;

(f) Any material change in any compensation arrangement or agreement with any employee, executive officer, director or shareholder;

(g) Any declaration or payment of any dividend or other distribution of the assets of the Company;

(h) Any labor organization activity related to the Company;

(i) Any debt incurred, assumed or guaranteed by the Company, except those

for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) Any sale, mortgage, pledge, transfer, lease or other assignment of any Intellectual Property owned by the Company;

(k) Any change in any Material Contract;

(l) Any sale, mortgage, pledge, transfer, lease or other assignment of any of the tangible assets of the Company outside of the ordinary course of business;

(m) Any capital expenditure by the Company in excess of $50,000 per expenditure; or

(n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

3.12 Ownership of Assets. Except as set forth in Schedule 3.12(A), the Company does not currently lease or license any real property. The Company does not own any assets other than those set forth in Schedule 3.12(B) hereto. The Company has good and marketable title to all of the assets set forth in Schedule 3.12(B) and such assets are not subject to any Lien or Third Party Rights, and such assets are sufficient for the conduct of the Company's business as currently conducted, and as currently proposed to be conducted. The Company is not in default or in breach of any provision of its leases or licenses. The Company holds a valid leasehold or licensed interest in the property it leases or licenses. The Company's shareholders do not own or possess, in their individual or any other capacity, any property or other asset which is material, individually or in the aggregate, to the financial condition, operations or business of the Company.

3.13 Intellectual Property.

(a) Except as set forth in Schedule 3.13(a), to the knowledge of the Company, the Company is the sole owner, or is exclusively licensed to use, free and clear of any Liens or Third Party Rights, all Intellectual Property used in or necessary for the conduct of its business as currently conducted and as contemplated to be conducted. To the Company's knowledge, there are no claims or demands pending by any other person pertaining to any of such Intellectual Property nor is there a claim or demand threatened, and no proceedings have been instituted or threatened which challenge the rights of the Company with respect to such Intellectual Property and the Company does not believe there is a basis for such claim.

(b) Schedule 3.13(b) lists all Intellectual Property currently owned or licensed to use by the Company. With respect to Intellectual Property that is owned by the Company, all such Intellectual Property is owned free and clear of Liens or Third Party Rights. Other than as set forth in Schedule 3.13(b), the Company does not own any patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service work applications, service mark registrations, or registered copyrights. Schedule 3.13(b) further lists all payments due by the Company by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any item of Intellectual Property.

(c) Other than as is set forth in Schedule 3.13(c), and other than for "off the shelf" products used by the Company in its day to day operations, there are no licenses or other

agreements or shared ownership interests of any kind, under which the Company is or may be, granted rights in Intellectual Property of any third person.

(d) Except as set forth in Schedule 3.13(d), there are no licenses or other agreements or shared ownership interests of any kind, under which the Company has granted rights to others in its Intellectual Property.

(e) The Company has taken all commercially reasonable measures required to establish and preserve its ownership of all Intellectual Property developed by, or on behalf of, the Company, including the maintenance and renewal of all registered Intellectual Property. The Company has required all current and former employees and all consultants and independent contractors having, or who have had, access to, or who were involved in the development of, any of the Intellectual Property owned or developed by the Company, to execute enforceable agreements that provide valid written assignment of all right, title and interest in and to inventions and other Intellectual Property resulting from their employment or services, and all such persons are in compliance with such agreements. Any and all Intellectual Property of any kind which has been developed or is currently being developed by any employee or service provider of the Company in the course of their employment or engagement by the Company shall be the sole and exclusive property of the Company. The Company has no knowledge of any infringement by others of any of its Intellectual Property. The Company does not believe it is or will be necessary to use any inventions of any of its employees or consultants (or persons it intends to hire) made prior to their engagement by the Company. All current and former employees and all consultants and independent contractors hired by the Company have agreed to maintain the confidentiality of all confidential and proprietary information of the Company and of any information of third parties received by the Company under an obligation of confidentiality.

(f) To the Company's knowledge, the conduct of the business of the Company, as currently conducted and as currently proposed to be conducted, including the Company's products or services developed, produced or supplied by the Company and its Intellectual Property do not and will not infringe misappropriate, or otherwise violate or conflict with any of the Intellectual Property of any third party. To the Company's knowledge, no proceeding charging the Company with infringement of any Intellectual Property of any third person has been filed or is threatened to be filed, nor is the Company aware of any basis therefor.

(g) To the Company's knowledge, the Company is not making unauthorized use of any confidential information or trade secrets or other Intellectual Property of any person, including without limitation any former employer of any past or present employee or consultant of the Company. Neither the Company nor any employee or consultant of the Company is obligated under any duty or agreement (including any license, confidentiality agreement, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or authorized administrative agency, that would interfere in any manner with the use of their best efforts to promote the interests of the Company or that would conflict with the Company's business as now conducted or proposed to be conducted. Each former and current employee, officer, consultant and independent contractor of the Company has executed a proprietary information and assignment of inventions undertaking towards the Company, pertaining to all right, title and interest in and to all Intellectual Property resulting from his/her/its employment with or services to the Company. No employee, officer, consultant or independent contractor is in violation of any proprietary information or assignment of inventions agreement, or in any such

similar agreement, with any former employer or contractor, and the carrying on of the Company's business and the conduct of the Company's business as proposed to be conducted will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, such agreements.

(h) As used in this Agreement, the term "Intellectual Property" means (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know how and other confidential or proprietary information and materials; (ii) trade marks and service marks (whether or not registered), applications for trade marks and service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (iv) source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs; (v) internet web-sites and domain names; and (vi) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (v) in any country of the world, including, without limitation, all letters patent, patent applications, provisional patents, design patents, PCT filings and other rights to inventions or designs, all registered and unregistered copyrights in both published and unpublished works, trade secret rights, mask works, moral rights or other literary property or authors rights, rights regarding trademarks and other proprietary indicia, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

3.14 Litigation. There is no claim, suit, litigation, arbitration, mediation or proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or affecting any of its properties or assets or, to the Company's knowledge, against any officer, director, or employee of the Company in his or her capacity as an officer, director or employee of the Company (including such involving the prior employment thereof, their services in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers), or which may challenge the validity or hinder the enforceability of this Agreement or any Related Agreement or the right of the Company to enter into or to consummate the transactions contemplated hereby and thereby; nor, to the Company's knowledge, has there occurred any event nor does there exist any condition on the basis of which any such claim, litigation, arbitration, mediation proceeding or investigation might be instituted or commenced. The Company is not a party or subject to any order, writ, injunction, judgment or decree of any court or authorized government agency or instrumentality. There is no action or suit by the Company pending or threatened against others, or which the Company intends to initiate.

3.15 Taxes. The Company has no tax liability of any nature, accrued or contingent, including without limitation, liabilities for US or Israeli taxes or any other foreign taxes or any penalties, interest, and additions to taxes or any liabilities to customers or suppliers, other than liabilities for which full provision has been made in the Financial Statements or that have been incurred since December 31, 2016 in the ordinary course of business. The Financial Statements make full provisions for all taxation for which the Company was then or thereafter became or may hereafter become liable or accountable in respect of or by reference to any income, profit, receipt, gain, transaction, agreement, distribution or event which was earned, accrued, received, or realized, entered into, paid, made or accrued on or before December 31, 2016. The

Company has paid or fully provided in its books of account for all taxation for which it has or may hereafter become liable or accountable in the period from the date of its incorporation. The Company has at all times and within the requisite time limits, fully and accurately observed, performed and complied with all obligations and conditions imposed on it, or to which any claim deduction, allowance or relief made, claimed by or afforded to it was made subject under any legislation relating to taxation. The Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to its liability or accountability for taxation, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company under or for the purpose of any provision of any legislation relating to taxation. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's income tax returns has ever been audited by governmental authorities. Since December 31, 2016, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its respective employees, officers, directors and service providers the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.16 Employees; Officers.

(a) The Company does not maintain or contribute to any employee benefit plan, pension plan, share option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than reserving shares under the Company's share option plan, for issuance to employees, directors and consultants under such terms as may be determined by the Board of Directors.

(b) All the employees, consultants and service providers of the Company have executed employment, consultancy or service agreements (as applicable) with the Company. Schedule 3.16(b) sets forth a list of (a) all salaried employees of the Company, as well as each consultant or independent contractor of the Company, together with each such party's position, date of employment/service, salary/fees, and any other compensation payable to or for the benefit of such party (including, without limitation, compensation payable pursuant to bonus, deferred compensation or commission arrangements), and (b) each contract, commitment, arrangement, whether oral or written, relating to the employment of, or the performance of services by, any employee, consultant, or independent contractor. The Company is not delinquent in payments or contributions to or for the benefit of any of its employees, consultants or service providers for, any wages, salaries, fees, commissions, bonuses, tax withholding, managers insurance funds, vocational study funds, pension funds, severance pay accrual or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or service providers. The Company has withheld, deducted or collected from each payment made to each of its employees and applicable consultants and service providers, the amount of all taxes and other contractual or statutory deductions required to be withheld, deducted or collected therefrom, and has paid the same to the proper tax (or other applicable authorities) receiving officers or authorized depositories. The Company is in compliance with all applicable Laws, agreements, orders, and consent decrees respecting labor, employment, immigration, fair employment practices, terms and conditions of

employment, protection of human health and safety in the workplace and wages and hours. The Company is not a party to or bound by any collective bargaining agreements. There is no labor union organizing activity pending or threatened with respect to the Company. There are no charges of employment discrimination or unfair labor practices or any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations, pending or threatened against or involving the Company.

(c) To the knowledge of the Company, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company's contracts with their independent contractors, will not result in any such violation. The Company has not received notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company's knowledge, no officer, employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company has a present intention to terminate the employment of any officer, employee or group of employees. To the Company's knowledge, none of its employees, consultants or service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business. Each former key employee whose employment was terminated by the Company has entered into an agreement with the Company, as applicable, providing for the full release of any claims against the Company, as applicable, or any related party arising out of such employment.

(d) Schedule 3.16(d) contains a list of all directors and officers of the Company. Except as set forth in Schedule 3.16(d), the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and to the Company's knowledge there is no voting agreement or other arrangement among the Company's shareholders. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company's directors or officers have been fully disclosed in writing to the Investors.

3.17 Regulatory Compliance. The Company (a) is and at all times has been in material compliance with all laws, statutes, regulations, rules, ordinances or orders to which it is subject or which are applicable to its business, operations, employees, assets or properties ("Laws"); (ii) holds, and is operating in compliance in all material respects with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business ("Authorizations"), and has not received any notice of adverse finding, untitled letter or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Laws or Authorizations, including any warning letter from the U.S. Food and Drug Administration or similar agencies containing any unresolved issues concerning noncompliance with any Laws or Authorizations; (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or

activity is in violation of any Laws or Authorizations, and have no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and it has no knowledge that any such governmental authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

3.18 Environmental.

(a) The Company has obtained, and is in compliance with, all Authorizations required by any Law relating to the protection of human health and the environment ("Environmental Laws") which are necessary and required for the conduct of their business. The Company has not received notice alleging that the Company is not in compliance with Environmental Laws.

(b) There are no past, pending or threatened actions against or affecting the Company under any Environmental Law, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any such action against the Company.

(c) The Company has not entered into or agreed to any order, and the Company is not subject to any order, relating to compliance with any Environmental Law or to a pending investigation or cleanup of a hazardous substance under any Environmental Law.

3.19 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. The insurance policies held by the Company are set forth in Schedule 3.19, and the Company believes such insurance policies sufficient for its business as currently being conducted.

3.20 R&D Company. The Company is an "R&D Company" as such term is defined in the invitation to participate in the program for the encouragement of investments by Israeli institutional investors in the Hi-Tech industry published by the Israeli Ministry of Finance on January 2, 2011 as amended by Amendment No. 1 dated March 30, 2011, Amendment No. 2 dated July 17, 2011, Amendment No. 3 dated November 15, 2011 and Amendment No. 4 dated February 7, 2012.

3.21 Substantial Customers and Suppliers. There has been no adverse change in the business relationship of the Company with any substantial customer or supplier of the Company and no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since December 31, 2016, or has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof.

3.22 No Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company. Excluding the authorized signatories of the Company, no person, as agent or otherwise, is entitled to or authorized to bind or commit the Company to any obligation, and the Company is not aware of any person purporting to do so.

3.23 No Public Offer. None of the Company or anyone acting on its behalf and under its instructions has offered securities of the Company or any part thereof for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the securities hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or the prospectus requirements of the Israeli Securities Law, 1968. None of the issued and outstanding shares of the Company has been offered or sold by the Company, in such a manner as to make the issuance and sale of such shares not exempt from such registration and prospectus requirements, and all such shares of capital stock have been offered and sold by the Company in compliance with all applicable federal, state and local securities Laws.

3.24 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto, and the certificates and statements executed or delivered in connection herewith, when taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, or other material not misleading in light of the circumstances in which they were made or delivered.

4. Representations and Warranties of the Investors. Each Investor (as to itself only) hereby represents and warrants to the Company that as of the date of First Closing:

4.1 Requisite Power and Authority. The Investor has all necessary power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their provisions. All action on Investor's part required for the execution and delivery of this Agreement and the Related Agreements to which it is a party has been taken. Upon their execution and delivery, this Agreement and the Related Agreements to which it is a party will be valid and binding obligations of Investor, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company. The Investor has experience in investing in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and is able bear the financial risks thereof.

4.3 Investment Purpose. The Investor is purchasing the Shares issued in its name hereunder only for investment for the Investor's own account, and without any present intention to sell or distribute such Shares.

4.4 Exculpation Among Investors. Each Investor acknowledges that it is not relying

upon any person, firm or corporation (including without limitation any other Investor), other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor (acting in such capacity) nor the respective controlling persons, officers, directors, partners, agents or employees of any such other Investor shall be liable to any other Investor in connection with this investment for any action taken or omitted to be taken by any of them prior to the date hereof in connection with the transactions contemplated hereunder. Each Investor acknowledges that it has been independently afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and that it is not relying upon any examination or inquiry performed by another Investor. Neither such inquiries nor any other investigation conducted by or on behalf of an Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Company's representations and warranties contained in this Agreement and the Related Agreements.

5. Indemnification of Investors

5.1 The representations, warranties, covenants and agreements made in this Agreement and the Schedule of Exceptions shall be true and accurate as of the First Closing.

5.2 The Company hereby agrees to hold harmless and indemnify the Investors, and their respective partners, executive officers, directors, employees, shareholders, agents and representatives (collectively, referred to as the "Investors Indemnitees") against any and all damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses), whether or not arising out of third-party claims, based upon, or arising out of, or relating to, (i) any breach of any representation or warranty contained in Section 3 of this Agreement and the Schedule of Exceptions, or (ii) any breach of any covenant or agreement contained in this Agreement (collectively, the "Indemnifiable Claims"). It is hereby clarified that the Investors' investigation with respect to the Company does not adversely affect or in any way derogate from the Investors' right to rely on the Company's representations and warranties contained herein and from the Company's liability with respect thereto.

5.3 The Company shall reimburse, promptly following request therefor, all expenses actually incurred by an Investors Indemnitee in connection with any Indemnifiable Claim. In no event, except for damages resulting from fraud or willful misconduct, shall an Investor (including any of its Investors Indemnitees) be entitled hereunder to any amount of damages or reimbursement that exceeds in the aggregate the amount actually invested in the Company pursuant to this Agreement by such Investor plus reasonable out-of-pocket legal fees and expenses actually incurred, and, in the aggregate, for all Investors, the investment amount actually received by the Company plus reasonable out-of-pocket legal fees and expenses actually incurred.

5.4 The Investors Indemnities shall not be entitled to be indemnified with respect to any Indemnifiable Claims unless and until the aggregate amount of such Indemnifiable Claims exceeds US$ 50,000 (the "Basket Amount"); *provided, however*, that once such Basket Amount is reached, the Company shall indemnify the Investors for the Basket Amount and any and all Indemnifiable Claims in excess of the Basket Amount.

5.5 The Investors Indemnities shall only be entitled to be indemnified with respect to Indemnifiable Claims if written notice of Indemnifiable Claims is received prior to the lapse of the earlier of: (A) a consolidation, merger or reorganization of the Company with or into, or a sale or acquisition of all or substantially all of the Company's assets and/or rights over assets including, without limitation, by way of exclusive licensing or sub-licensing or issued and outstanding share capital to or by, any other entity or person, or (B) 48 months from the First Closing; except for written notice of Indemnifiable Claims arising out of the representations made in Section 3.3 [*Capitalization*], and/or Section 3.8 [*Obligations to Related Parties*], and/or Section 3.13 [*Intellectual Property*] and/or Section 3.14 [*Litigation*] and/or Section 3.15 [*Taxes*], which may be received prior to the lapse of applicable statute of limitations.

5.6 If any claim, suit, action or other proceeding for losses to which the indemnity set forth above applies ("Claim") is brought against an Investors Indemnitee, such Investors Indemnitee shall give the Company prompt written notice of such Claim, and the Company shall have the right, at its own expense, to participate in or assume, with the consent of the Investors Indemnitee (such consent not to be unreasonably withheld), the defense of such Claim, provided that the Company shall use counsel reasonably acceptable to the Investors Indemnitee in defending such Claim. Failure of an Investors Indemnitee to give prompt written notice will not obviate the right of the Company to defend such matter, unless such failure clearly prejudices the defense thereof. The Investors Indemnitee may not adjust, settle or compromise any Claim brought against it for which the indemnity set forth herein is sought without the prior written consent of the Company, which consent will not be unreasonably withheld. In the event the Company does not assume defense of a Claim in connection with which the Investors Indemnitee asserts a right of indemnification, and the Investors Indemnitee defends such Claim, then, without limiting the foregoing, the Company shall advance to the Investors Indemnitee payment for all reasonable expenses incurred by the Investors Indemnitee in connection with the defense of such claim, upon submission by the Investors Indemnitee of periodic bills.

5.7 The rights to indemnification set forth in this Section 5 are the sole and exclusive monetary remedy of the Investors in respect of any Indemnifiable Claim.

6. Affirmative Covenants.

6.1 Ordinary Course. From the date hereof and until the First Closing the Company shall conduct its business solely in the ordinary course of business, and, among other things, shall not without the prior consent of the Investors, make any distribution of any kind to its shareholders or enter into any transaction with any officer, director, employee or shareholder of the Company or any affiliate or any person who the Company is aware is a family member of any such person or entity, or enter into any transaction not in the ordinary course of business, other than as contemplated under this Agreement. For the proposes hereof, each of the following transactions shall be deemed to have been taken outside the ordinary course of business: (a) change the nature of the Company's business; (b) issue any equity securities or debt in any form, cause or permit any sale or conveyance of any equity securities or debt; (c) sell, divest, acquire, change the structure of the Company's assets or otherwise decrease the value of the Company's assets; or (d) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any of the aforesaid transactions, except in connection with the exercise of pre-emptive rights as set forth in the Articles of Association of the Company as currently in effect.

6.2 Confidentiality. The parties undertake not to make public (by way of an announcement or by press release or in any other manner) the identity of the Investors without the prior written consent of the Investors. The Company, the Investors and any person acting on their behalf, shall keep the existence of this Agreement and the terms of the Related Agreements, as well as the representation and warranties included herein in strict confidence, and neither party shall disclose or issue any public statement or press release concerning this transaction without the prior written approval of the other party of the substance and form of any such statement or release, except as, and only to the extent required, (a) to exercise any of its rights or fulfill any of its obligations under the Related Agreements, (b) by the Investors to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with making or monitoring their investment in the Company, provided such professionals are obligated to the Investors to keep any such information confidential pursuant to a written agreement or by nature, or (c) as may be required under applicable Law.

6.3 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby, including a vote in favor of the consummation of the Merger Agreement as a Company shareholder. Concurrently with the execution hereof, the Investors shall execute the Sevion Investment Agreement.

7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the Laws of the State of Israel, without giving effect to principles of conflicts of Law or choice of Law that would cause the substantive Laws of any other jurisdiction to apply.

7.2 Arbitration. Any dispute, controversy or claim arising in relation to this Agreement, including with regard to its validity, invalidity, breach, enforcement or termination, will be referred to a single arbitrator, who shall be appointed by the Head of the Israeli Bar Association. Arbitration proceedings shall take place in Tel Aviv, Israel, and shall be conducted according to the rules of substantive law. The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. The arbitrator's decision shall be final and enforceable in any court. This paragraph shall constitute an arbitration agreement between the parties.

7.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Investors Majority.

7.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements, the certificates and the other documents delivered pursuant hereto constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof, and supersedes any prior agreements and understandings including the Term Sheet dated April 14, 2017.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; or (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the parties at the address or facsimile number set forth on Schedule A or at such other address as the Company or the Investors may designate by written notice to the other parties hereto.

7.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.7 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, due diligence investigation, execution, delivery and performance of the Agreement, provided that upon the consummation of the First Closing, the Company shall bear all legal and accounting fees and other expenses (e.g. costs of due diligence) incurred by the Investors concerning the execution and closing of this transaction as evidenced by appropriate invoices from the respective advisors, in the amount of up to US$ 60,000 plus V.A.T for all Investors together, payable as follows: (i) US$ 45,000 shall be allocated between such Investors who presented appropriate invoices pro rata to their respective committed investment amounts, and (ii) in the event that the entire Additional Investment Amount has been invested at the Deferred Closing US$ 15,000 shall be allocated between such Deferred Closing Investors who presented appropriate invoices pro rata to their respective committed investment amounts. In the event that less than the entire Additional Investment Amount is invested at the Deferred Closing, then a proportional part of the foregoing US$ 15,000 amount attributable to the shortfall amount shall be shall be allocated between all Investors who presented appropriate invoices pro rata to their respective committed investment amounts, as applicable.

7.8 Broker's Fees. Each party represents and warrants that except as detailed in Schedule 7.8 hereto, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company agrees to indemnify each Investor against any fee or commission payable by such Investor for which the Company is responsible (other than as disclosed herein), and each Investor agrees to indemnify the Company and the other Investors against any fee or commission payable by the Company or such other Investor for which such Investor is responsible.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of a party shall be binding as evidence of such party's agreement hereto and acceptance hereof.

7.10 Successors and Assigns. Except as otherwise limited herein, this Agreement and

the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of the Company and the Investors, except that (a) an Investor may freely assign this Agreement to a party that has acquired the Investor's shares in accordance with the provisions of the Amended Articles and has agreed to be bound by the terms of this Agreement the Related Agreements and the Amended Articles, and (b) Shabtai may notify the Company of the assignment of all or part of its/his rights and undertakings hereunder to a "Permitted Transferee" thereof, as defined in the Amended Articles.

7.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 Several and not Joint Undertakings. Each of the representations, warranties and undertakings of the Investors hereunder is made, with respect to such Investor, on a several and not joint basis with the other Investors.

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SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: SILVIA NOIMAN   Ran Nussbaum

Title: CEO   Director

THE INVESTORS:

____

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ____________________________________

Title: ____________________________________

THE INVESTORS:

____

OPKO HEALTH, INC.

Name: Phillip Frost

Title: Chief Executive Officer

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

FROST GAMMA INVESTMENTS TRUST

Name: Phillip Frost, M.D.

Title: Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: __________________________________

Title: ___________________________________

THE INVESTORS:

____

PONTIFAX (CAYMAN) IV L.P.

Name: __________________________________

Title: ___________________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

PONTIFAX (CHINA) IV L.P.

Name: ______________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

PONTIFAX (ISRAEL) IV L.P.

Name: ______________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

Medison Biomed Ltd.
Reg. No 515374726
____

MEDISON

Name: ______________________________

Title: ______________________________

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

CATALYST CEL FUND, L.P.

Name: Yair Shamir

Title: Managing Director

THE INVESTORS:

____

CEL CATALYST China Israel FUND, L.P.

Name: Shengyan Fan

Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ____________________________________

Title: ____________________________________

THE INVESTORS:

____

GLOBAL HEALTH SCIENCE FUND I, L.P.

Signed for and on behalf of GHS Partners Limited,
acting as the general partner of GHS Partnership L.P .
being the general partner of Global Health Science Fund I, L.P.

Name: KARIMAH ESSABAR

Title: DIRECTOR

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

SBI JI INNOVATION FUND L.P

Name: Masafuyu Tanaka

Title: Director of SBI JI Innovation Partners Ltd.

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ____________________________

Title: ____________________________

THE INVESTORS:

____

PONTIFAX (CAYMAN) III L.P.

Name: ____________________________

Title: ____________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

PONTIFAX (ISRAEL) III L.P.

Name: ______________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ____________________________________

Title: ____________________________________

THE INVESTORS:

____

GILAD SHABTAI

Name: ____________________________________

Title: ____________________________________

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

ELAD COHEN

Name: Elad Cohen

Title: ______________________________